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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Form S-8 (File Nos. 33-60781, 333-96097, and 333-82682) of UniFirst Corporation of our reports dated November 4, 2003, with respect to the consolidated financial statements and schedule of UniFirst Corporation included in this Annual Report (Form 10-K) for the year ended August 30, 2003.


/s/ Ernst & Young LLP

Boston, Massachusetts
November 25, 2003